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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2004

EXACT SCIENCES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-32179 (Commission File Number)	02-0478229 (IRS Employer Identification No.)

100 Campus Drive, Marlborough, Massachusetts 01752
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (508) 683-1200

Item 5. Other Events.

        On February 4, 2004, EXACT Sciences Corporation (the "Company"), entered into a Terms Agreement with Merrill Lynch & Co. and UBS Securities LLC as Representatives of the Several Underwriters, relating to the sale of 6,000,000 shares of the Company's common stock at an offering price to the public of $6.75 per share. The Company has granted the Underwriters a 30-day option to purchase up to an additional 900,000 shares of common stock solely to cover over-allotments, if any. The offering of the common stock will be made by means of a prospectus, consisting of a prospectus supplement and a base prospectus, which has been filed with the Securities and Exchange Commission.

        Attached as Exhibit 1.1 to this Current Report on Form 8-K is the Terms Agreement by and among the Company and the Representatives of the Several Underwriters, dated February 4, 2004, relating to the issuance and sale of the shares. The Terms Agreement is incorporated herein by reference. The Underwriting Agreement, which was filed as Exhibit 1.01 to the Company's Registration Statement on Form S-3/A (Registration No. 333-108679), is incorporated by reference into the Terms Agreement as amended and restated by the Terms Agreement, and is also incorporated herein by reference.

        Neither the filing of any press release as an exhibit to this Current Report on Form 8-K nor the inclusion in such press release of a reference to the Company's Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report on Form 8-K. The information available at the Company's Internet address is not part of this Current Report on Form 8-K or any other report filed by the Company with the Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit Number	Description
1.1	Terms Agreement dated February 4, 2004.

Item 9. Regulation FD Disclosure.

        The press release issued by the Company dated February 5, 2003, titled "EXACT Sciences Corporation Announces Pricing of Common Stock in Public Offering," is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION
February 5, 2004	By:	/s/ JOHN A. MCCARTHY, JR. John A. McCarthy, Jr. Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Terms Agreement dated February 4, 2004
99.1	Press Release dated February 5, 2004

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
  Item 9. Regulation FD Disclosure.
SIGNATURES
EXHIBIT INDEX